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                              MARKETING AGREEMENT

       THIS MARKETING AGREEMENT ("Agreement") is made December 8, 1999, by and between eNews.com, Inc. ("eNews"), a Delaware corporation, located at 1225 19th Street NW, Suite 400, Washington, D.C. 20036, and FreeShop.com, Inc. ("FreeShop"), a Washington corporation, located at 95 South Jackson Street, Seattle, Washington 98104.

       WHEREAS, FreeShop wishes to offer free trials for and paid subscriptions to magazines on (a) its web site located at www.freeshop.com, (b) replacement and successor addresses thereto, and (c) as commercially reasonable and legally and contractually possible, its affiliated sites (all such sites being collectively defined as the "Site"); and

       WHEREAS, eNews wishes to become FreeShop's exclusive multi-publisher magazine provider for FreeShop's magazine category promoting a range of the free trial and paid magazine subscription offers eNews has available on its web site at www.enews.com and successor sites thereto (the "Magazines");

       NOW, THEREFORE, for good and valuable consideration, the parties hereto agree to the following terms and conditions:

1.     OFFER PLACEMENT/PROMOTION.

1.1. FreeShop Magazine Store. FreeShop shall design, build, host and operate at its sole responsibility, liability and expense a section of the Site to be known as the FreeShop magazine store (the "Magazine Store"). The sole purpose of the Magazine Store shall be the offering of free trials for and selling of magazine subscriptions, banner advertising, sponsorships, links and promotion of other FreeShop content, promotions and sites, and promotion of other magazine offers as described in Section 5.3. Without limiting the foregoing, FreeShop shall have the sole responsibility and liability for coordinating all elements of the promotion of the Magazines on the Site. eNews shall use commercially reasonable efforts to fulfill the orders for the Magazines arising pursuant to this Agreement.

1.2. Magazine Offer Links. FreeShop shall place a continuous link to the Magazine Store on the front screen and/or home page of the Site. FreeShop will also take such other steps as are commercially reasonable under the circumstances to actively and continuously promote the Magazine Store and the Magazines in email promotions and on other areas of the Site.

1.3. Presentation Materials. eNews shall provide FreeShop with such cover graphics, promotional text, and pricing information for the Magazines (the "Presentation Materials") as eNews reasonably deems appropriate. The Presentation Materials may be updated from time to time as eNews reasonably deems appropriate. eNews will transmit updated Presentation Materials in a mutually agreed format to FreeShop and will promptly notify FreeShop upon transmission.

***Confidential portion omitted pursuant to a confidential treatment request submitted to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions have been provided separately to the Commission.

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1.4.   Changes. FreeShop will use commercially reasonable efforts to execute any and all changes in the promotional elements, such as text and photo, arising from changes in the Presentation Materials for the Magazines provided by eNews within five (5) business days of receipt of the same.

2.     MAGAZINE OFFERINGS.

2.1. Magazine Offers. eNews shall make available to FreeShop for inclusion in the Magazine Store all free trial and paid magazine subscriptions available on www.enews.com that eNews is legally and contractually able and that are otherwise appropriate for inclusion in the Magazine Store. eNews shall use reasonable commercial efforts to supply FreeShop with a range of exclusive or premium offers not generally made available to third parties or on its own web site. FreeShop may exclude selected Magazines from the Magazine Store, and FreeShop has the right in its sole discretion to refuse Presentation Materials or to request removal of Presentation Materials from the Site for any reason. FreeShop's online marketing and distribution partners and their respective agents have the right in their sole discretion and for any reason to refuse Presentation Materials or to request removal of Presentation Materials for specific Magazines, or for Magazines in general, from their sites or sites co-branded with FreeShop, respectively.

3.     RIGHTS GRANTED.

3.1. License to eNews Marks. Subject to all the terms and conditions of this Agreement, eNews grants FreeShop the right and license to use the Presentation Materials on the Site during the term of this Agreement for the sole purpose of generating Magazine orders and sales through the Site. Except for the actual content of the Presentation Materials as supplied by eNews, the use of the Presentation Materials shall be at FreeShop's sole liability and expense. Upon the expiration or termination of this Agreement, FreeShop shall have no further rights to use the Presentation Materials. At no time shall FreeShop make any claim thereto. FreeShop shall not use, directly or indirectly, in whole or in any part thereof, eNews' name, or any trade name, trademark or service mark owned by eNews unless approved in advance by eNews in writing.

4.     ORDER PROCESSING, FULFILLMENT AND SUPPORT.

4.1.   Customer Agreements.

4.1.1. If eNews provides FreeShop with a copy of certain terms and conditions binding upon customers desiring to order Magazines, FreeShop shall include a summary of those terms and conditions on each offer page as well as provide a link on the offer page for each Magazine for customers to review and understand the guaranteed delivery information and such other terms and conditions before ordering. The link shall be set up so that a customer seeking to order a Magazine may view the page containing the terms and conditions prior to completing an order.

4.1.2. FreeShop shall make available to its customers a toll-free telephone number and e-mail address to be provided by eNews in conjunction with all orders, to enable customers to contact

***Confidential portion omitted pursuant to a confidential treatment request submitted to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions have been provided separately to the Commission.

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eNews directly for customer service inquiries and cancellations. eNews will report to FreeShop any and all orders for Magazines taken via telephone or email, which orders shall be included under this Agreement for the purposes of commission payments and other terms.

4.2.   Order Information.

4.2.1. A "Lead" is defined as a legitimate third-party customer request actually received by eNews from FreeShop to receive a free trial magazine subscription, with valid credit card information and billing to occur after ninety (90) days unless canceled. FreeShop will deliver to eNews on an every business day basis via electronic transmission all Leads received by FreeShop, including the following information received by FreeShop in connection with each Lead: (i) full first and last name; (ii) complete mailing address for both billing and shipping; (iii) credit card billing information, including valid credit card number, expiration date and name of credit card holder; and (iv) email address when received, which eNews may use only for confirmation and renewal purposes with respect to the magazine subscription being ordered unless the particular customer opts-in to receiving other email communications as hereinafter described. FreeShop shall make available to customers as part of the magazine order process the ability to opt-in to receiving email communications from eNews about magazine and non-magazine products and services, and shall provide eNews with the email addresses of those customers who opt-in. eNews will use the email addresses of those customers who do opt-in solely for eNews internal business operations and consistent with the opt-in language presented to customers, and shall not make those email addresses available to any other party for any reason. Within several weeks after receipt of each Lead, FreeShop will send to the customer an email communication for purposes of selling additional Magazine subscriptions mutually determined by FreeShop and eNews.

4.3. Order Fulfillment. eNews shall be solely responsible for timely fulfillment of orders (provided FreeShop has delivered the Lead sufficiently timely in order for eNews to do so) and for all expenses associated therewith.

4.4. Cancellations. eNews will process cancellations of subscriptions in accordance with the eNews cancellation policy as provided from time to time to FreeShop for inclusion in the Site.

4.5. "Bill-Me" Program. FreeShop and eNews will use commercially reasonable efforts to develop an effective "Bill Me" program, offering free trial magazine subscriptions without requiring credit card information prior to the trial period, with the terms and conditions of such a program to be mutually agreed. If the parties are able to mutually agree to terms for such a program, then the program shall otherwise be included under the terms of this Agreement.

5.     MAGAZINE COMMISSIONS AND PAYMENTS.

5.1. Payments. Subject to adjustment as provided below, eNews shall pay to FreeShop *** ($***) for each Lead received by eNews from FreeShop under this Agreement ("Commissions") to be calculated and payable on a monthly basis, within thirty (30) days after the end of the

***Confidential portion omitted pursuant to a confidential treatment request submitted to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions have been provided separately to the Commission.

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calendar month in which the Lead is received by eNews, net of any adjustment for
Commissions previously paid as described below in this Section 5.1. eNews will bear all risk of cancellations for each month's Leads, provided the cancellation rate ("Cancellation Rate") for such month's Leads does not exceed *** percent (***%) over the next three calendar months. If the Cancellation Rate exceeds *** percent (***%) over those succeeding three (3) calendar months, the Commission for each Lead received in that prior month will be reduced proportionately by the amount the Cancellation Rate exceeds *** percent (for example, the Commission per Lead with a *** percent Cancellation Rate, or *** percent greater cancellations, would be $***, which is *** percent less than $***). By way of example, if the Cancellation Rate for Leads received in January exceeded *** percent over the period February through April, an adjustment to the Commission paid to FreeShop for each Lead received in January would be made in May and would be deducted from Commissions otherwise payable to FreeShop for Leads received in May. Notwithstanding the foregoing, the minimum Commission per Lead, regardless of Cancellation Rate, shall be *** dollars ($***) throughout the term of this Agreement. If Commissions have been reduced due to the Cancellation Rate exceeding *** percent, then eNews and FreeShop will reasonably coordinate on strategies to improve the Cancellation Rate. No Commission payment shall be due for any Leads that cannot be processed by eNews due to invalid or missing information needed to fulfill the order.

5.2. Renewals. eNews and FreeShop will reasonably cooperate to maximize renewals for Magazine subscriptions sold under this Agreement. For all such renewals received by eNews during the term of this Agreement, eNews shall pay FreeShop an amount equal to *** percent (***%) of the renewal revenues, net of direct fees to publishers, cancellations, taxes, delivery, fulfillment and processing fees and other fees or charges of any kind paid to third-parties and directly associated with such renewals, within thirty (30) days of the end of the month in which such revenues are received by eNews.

5.3. Exclusivity. During the term of this Agreement, eNews shall be the exclusive multi-publisher magazine source for magazines or magazine offers for the Site. FreeShop may, however, continue to enter into marketing arrangements with individual publishers to promote the magazines they publish and other products they offer except for magazines published by others. Nothing in this Agreement shall restrict eNews from entering into similar or other agreements of any kind with any third-party.

6.     *** FEES.

6.1 *** Fees. Subject to the maximum amounts stated below, eNews will pay FreeShop a *** dollar ($***) *** fee for each Lead (the "*** Fee"). The maximum *** Fees payable to FreeShop shall be (a) *** dollars ($***) in the first year after the Reference Date, (b) *** dollars ($***) in the second year after the Reference Date, and (c) *** dollars ($***) in the third year after the Reference Date. *** Fees shall be payable within thirty (30) days of the end of the month in which such *** Fees accrue.

***Confidential portion omitted pursuant to a confidential treatment request submitted to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions have been provided separately to the Commission.

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6.2.   *** Fee Reconciliation. Within thirty (30) days following the anniversary of the Reference Date the parties shall reconcile the prior year's *** Fees paid against the *** for such year. In the event the *** are equal to or greater than *** but less than ***, eNews shall pay to FreeShop an amount equal to *** dollars ($***) less the total *** Fees for such year already paid to FreeShop by eNews pursuant to Section 6.1 above (for example, if the *** equal ***, eNews would make a $*** reconciliation payment to FreeShop). In the event the *** are less than *** or equal to or greater than *** no reconciliation payment shall be due to either party. All reconciliation payments under this Section shall be paid within forty-five (45) days following the anniversary of the Reference
Date.

7.     TERM AND TERMINATION.

7.1. Term. The term of this Agreement shall commence on the earlier of March 15, 2000, or thirty days after written notice from FreeShop to eNews; provided, however, that eNews obligations to make payments to FreeShop pursuant to Sections 5 and 6 shall not commence until the first day of the month in which there is a day on which FreeShop has delivered to eNews at least *** (***) Leads, and the first day of the following month shall be referred to herein as the "Reference Date". Unless earlier terminated as herein provided, this Agreement shall expire on a date three (3) years after the Reference Date.

7.2. Termination. A party may terminate this Agreement if (a) the other party files a petition for bankruptcy or is adjudicated bankrupt; (b) a petition in bankruptcy is filed against the other party and such petition is not dismissed within sixty (60) days of the filing date; (c) the other party becomes insolvent or makes an assignment for the benefit of its creditors pursuant to any bankruptcy law; (d) a receiver is appointed for the other party or its business or the other party commits any other act of bankruptcy; or (e) upon the occurrence of a material breach of this Agreement by the other party, if such breach is not cured within thirty (30) days after written notice is received by the breaching party identifying the matter constituting the material breach. Any material failure by eNews to make payments to FreeShop when due pursuant to Sections 5 or 6 shall be deemed a material breach.

8.     REPRESENTATIONS, WARRANTIES AND COVENANTS.

8.1.   By eNews.  eNews represents, warrants and covenants that:

8.1.1. eNews is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; and

8.1.2. eNews is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder (including such authorizations from the publishers of the Magazines); and

8.1.3. This Agreement is a legal and valid obligation binding upon eNews and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by

***Confidential portion omitted pursuant to a confidential treatment request submitted to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions have been provided separately to the Commission.

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eNews does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and

8.1.4. With the exception of discounts, rebates and other special offers or terms subsidized or required by the publisher or distributor of a Magazine, the subscription rates and terms offered to consumers by eNews hereunder shall be no greater than the lowest prices for such Magazine that eNews makes available to similarly situated consumers through third-parties similarly situated to FreeShop and through eNews' own web site at www.enews.com and successor sites thereto; and 8.1.5 The Presentation Materials do not infringe the rights of any third party, and are not libelous or otherwise illegal; and

8.1.6. Except for instances that individually or in the aggregate would not have a material adverse effect, eNews is not and will not be in default or violation (nor is there any event which, with notice or lapse of time or both, would constitute a default or violation) in any respect under any law, rule, regulation, writ, injunction, order or decree of any federal, state or local court or any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, as a result of the execution of and performance of the transactions contemplated by this Agreement and compliance with its provisions by eNews; and

8.1.7. There are no actions, suits, claims, investigations, or legal arbitration or administrative proceedings in progress, pending, or threatened by or against eNews (or any of its assets or properties) whether at law or in equity, whether civil or criminal in nature, or whether before or by a federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign or any person, that question the validity of this Agreement or the right of eNews to enter into it.

8.2. SUBJECT TO THE FOREGOING SUBSECTIONS 8.1.1 - 8.1.7, ENEWS MAKES NO REPRESENTATIONS OR WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO ANY SERVICES PERFORMED OR ANY INFORMATION, CONTENT OR OTHER MATERIALS PROVIDED OR MADE AVAILABLE BY IT HEREUNDER, AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTIES ARISING OUT OF A COURSE OF PERFORMANCE, DEALING OR TRADE USAGE. ENEWS DOES NOT REPRESENT THAT THE OPERATION OF ITS SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE, AND IT WILL NOT BE LIABLE FOR THE CONSEQUENCES OF SUCH INTERRUPTIONS, ERRORS OR NON-FULFILLMENT OF ORDERS.

8.3.   By FreeShop. FreeShop represents, warrants and covenants that:

***Confidential portion omitted pursuant to a confidential treatment request submitted to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions have been provided separately to the Commission.

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8.3.1. FreeShop is duly organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; and

8.3.2. FreeShop is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder; and

8.3.3. This Agreement is a legal and valid obligation binding upon FreeShop and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by FreeShop does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and

8.3.4. FreeShop shall be solely responsible for the development, operation, content (other than the content of the Presentation Materials) and maintenance of the Site and all portions thereof and will take all steps necessary to accurately display and maintain the Presentation Materials, including offer terms; and

8.3.5. Any and all content and materials, other than the Presentation Materials, which are posted on the Site, do not and will not violate or infringe upon the rights of any third party, and are not and will not be libelous, untrue or otherwise illegal; and

8.3.6. Except for instances that individually or in the aggregate would not have a material adverse effect, FreeShop is not and will not be in default or violation (nor is there any event which, with notice or lapse of time or both, would constitute a default or violation) in any respect under any law, rule, regulation, writ, injunction, order or decree of any federal, state or local court or any federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, as a result of the execution of and performance of the transactions contemplated by this Agreement and compliance with its provisions by FreeShop; and

8.3.7. There are no actions, suits, claims, investigations, or legal arbitration or administrative proceedings in progress, pending, or threatened by or against FreeShop (or any of its assets or properties) whether at law or in equity, whether civil or criminal in nature, or whether before or by a federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign or any person, that question the validity of this Agreement or the right of FreeShop to enter into it; and

8.3.8. FreeShop shall maintain the Magazine Store with a level of support no less favorable than the support it provides to the other parts of the Site.

8.4. SUBJECT TO THE FOREGOING SUBSECTIONS 8.3.1 - 8.3.8, FREESHOP MAKES NO REPRESENTATIONS OR WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO ANY SERVICES PERFORMED OR ANY INFORMATION,

***Confidential portion omitted pursuant to a confidential treatment request submitted to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions have been provided separately to the Commission.

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CONTENT OR OTHER MATERIALS PROVIDED OR MADE AVAILABLE BY IT HEREUNDER, AND
DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTIES ARISING OUT OF A COURSE OF PERFORMANCE, DEALING OR TRADE USAGE. FREESHOP DOES NOT REPRESENT THAT THE OPERATION OF ITS SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE, AND IT WILL NOT BE LIABLE FOR THE CONSEQUENCES OF SUCH INTERRUPTIONS, ERRORS OR NON-FULFILLMENT OF ORDERS.

9.     INDEMNIFICATION.

9.1. Indemnification Provisions. Each party (the "Indemnitor") hereunder shall indemnify and hold harmless the other (the "Indemnitee") against and from all claims, liabilities, suits, damages, costs (including without limitation, reasonable attorneys' fees, disbursements and court costs) that Indemnitee may suffer, incur or be subjected to by reason of any legal action, arbitration or other claim by a third party (including without limitation any action by any governmental agency or instrumentality of any kind) arising out of or as a result of a breach of any of Indemnitor's representations, warranties, or agreements hereunder; provided that (a) the Indemnitor is promptly notified in writing of such claim or suit (provided, however, that the failure to provide such notice shall only excuse the Indemnitor from its obligations hereunder if and then to the extent it is prejudiced by such failure), (b) the Indemnitor shall have the sole control of any defense and/or settlement thereof, (c) the Indemnitee furnishes to the Indemnitor, on request, information available to the Indemnitee for such defense, and (d) the Indemnitee reasonably cooperates in any defense and/or settlement thereof as long as the Indemnitor pays all of the Indemnitee's reasonable out of pocket expenses and attorneys' fees. The Indemnitee shall not admit any such claim without prior consent of the Indemnitor and the Indemnitor shall not enter into any settlement or compromise, which would require the Indemnitee to make any payment or bear any obligation other than those set forth herein, without the Indemnitee's prior written consent.

An Indemnitor's obligation under this Section 9 shall not affect the other party's rights to seek any other remedy upon a default by the Indemnitor under this Agreement. All sums payable by the Indemnitor in accordance with this
Section 9 shall be paid without any deduction, withholding, counterclaim or set-off. If any taxes are required to be paid by the Indemnitee on any payments made to such party by the Indemnitor under this Section 9, the Indemnitee shall give prompt notice to the Indemnitor of such required tax payment and shall provide the Indemnitor with reasonable documentation of such requirement. The Indemnitor shall then promptly pay such additional amounts as may be necessary to ensure that the net amount actually received by the Indemnitee shall not be less than the amount the Indemnitee would have received had such tax payment not been required.

10.    LIMITATION OF LIABILITY.

***Confidential portion omitted pursuant to a confidential treatment request submitted to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions have been provided separately to the Commission.

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EXCEPT FOR CLAIMS UNDER SECTION 11, EACH PARTY'S SOLE REMEDY AGAINST THE OTHER
FOR LOSS OR DAMAGE ARISING OUT OF THE PERFORMANCE OR NON-PERFORMANCE UNDER THIS AGREEMENT SHALL BE PROVEN DIRECT, ACTUAL DAMAGES. EXCEPT FOR CLAIMS UNDER
SECTION 11, NEITHER PARTY WILL BE LIABLE OR OBLIGATED UNDER ANY SECTION OF THIS AGREEMENT OR UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT, INCIDENTAL, RELIANCE, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES ARISING OUT OF ITS PERFORMANCE OR NON-PERFORMANCE UNDER THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.    CONFIDENTIALITY.

Each party (the "Receiving Party") agrees that all proprietary information concerning the other (the "Disclosing Party"), including without limitation business and financial data, vendor lists, pricing and sales information, and the terms of this Agreement, shall remain strictly confidential and shall not be disclosed to third parties, with the sole exception of the Receiving Party's accountants and attorneys on a confidential basis, or pursuant to valid legal process, of which the Receiving Party shall provide immediate notice to the Disclosing Party and cooperation in any attempt by the Disclosing Party to oppose said process. Confidential information shall not include information (a) which was lawfully in possession of Receiving Party prior to disclosure of such information by Disclosing Party, (b) which was, or at any time becomes, available in the public domain other than through a violation of this Agreement,
(c) which is documented by Receiving Party as having been developed by Receiving Party independently, (d) which is furnished to Receiving Party or its representatives by a third party not under an obligation of confidentiality to Disclosing Party, or (e) is required to be disclosed by law, rule or regulation or the order of any court, administrative agency or other tribunal, provided that in the case of such an order the Receiving Party gives notice of such order to the Disclosing Party prior to responding to it and takes no action to interfere with any efforts the Disclosing Party may make to quash or oppose it.

12.    RELATIONSHIP.

Under no circumstances shall this Agreement, nor either party's activities under it, create any agency, franchise, joint venture, partnership, sales representative or employment relationship between FreeShop and eNews, and neither party has any authority to make or accept any offers on behalf of the other without prior written consent. The parties will coordinate in the preparation and distribution of a mutually agreed press release publicly announcing this relationship.

13.    FORCE MAJEURE.

***Confidential portion omitted pursuant to a confidential treatment request submitted to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions have been provided separately to the Commission.

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Neither party shall be liable for nonperformance or delay in performance (other than of obligations regarding confidentiality) caused by any event reasonably beyond the control of such party including, but not limited to, wars, hostilities, revolutions, riots, civil commotion, national emergency, strikes, lock-outs, unavailability of supplies, epidemics, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency except for any act or order of a court, government or governmental agency alleging unfair trade practices.

14.    ASSIGNMENT.

Either party may assign this Agreement, and its rights, licenses and obligations hereunder, subject to the prior written approval of the other which shall not be unreasonably withheld. Any attempted assignment in violation of this section will be void and without effect. The issuance of or trading in any securities, other than in or as part of a transaction which is substantially equivalent to the sale of all or substantially all of the equity of the party in question, shall not be deemed to violate the provisions of this section. Subject to the foregoing, this Agreement will benefit and bind the parties' successors and assigns.

15.    SURVIVAL.

Sections 5.2, 6.2, 8, 9, 10, 11, 20, 21 and such other sections and provisions which reasonably should be viewed as surviving termination of this Agreement shall survive termination hereof. The provisions of this Agreement shall survive any termination of this Agreement with respect to any matter arising while this Agreement was in effect as to such matter.

16.    SEVERABILITY.

In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

17.    WAIVER.

The failure to enforce any provision of this Agreement will not be a waiver of the right to subsequent enforcement of that provision or any other provision of the Agreement

18.    NOTICE.

Any notice or other correspondence required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given (a) immediately if served personally, (b) immediately if sent to a designated FAX number (with confirmation of receipt), and simultaneously via first-class mail, postage pre-paid and addressed to the persons set forth below, (c) three (3) business days after if sent by certified or registered mail return receipt requested, and

***Confidential portion omitted pursuant to a confidential treatment request submitted to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions have been provided separately to the Commission.

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addressed to the respective party at the address set forth after its name above
(or to such other address as either party shall advise the other) to the attention of its Chief Executive Officer, or (d) on the next business day if sent via internationally recognized carrier such as FedEx or U.P.S. and addressed to the respective party at the address set forth after its name above (or to such other address as either party shall advise the other) to the attention of its Chief Executive Officer.

19.    HEADINGS.

Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

20.    CHOICE OF LAW, DISPUTE RESOLUTION AND JURISDICTION.

20.1. Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Washington, without giving effect to the principles of conflicts of law.

20.2 Arbitration. The parties expressly agree that any dispute, controversy or claim arising out of or relating to this Agreement, or a breach thereof, shall be determined by binding arbitration before a panel of three (3) arbitrators (selected from a panel of persons who are attorneys having experience with and knowledge of the computer, internet and electronic commerce business) under the Commercial Arbitration Rules of the American Arbitration Association. Such arbitration shall be held in Denver, Colorado (or such other place as the parties may agree upon in writing). Any provisional or equitable remedy which would be available from a court of law shall be available from the arbitrators to the parties. The parties shall have the right to engage in limited discovery by way of one deposition per party (limited to six hours) and requests for the production of documents. All issues regarding discovery requests shall be decided by the arbitrators. Any decision or award of the arbitrators shall be final and binding on all the parties to this Agreement and shall not be subject to appeal or review by any court or tribunal. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. The parties hereby consent to the non-exclusive jurisdiction of the courts of the States of New York and Washington or to any Federal Court located within the States of New York or Washington for any action (i) to compel arbitration, (ii) to enforce the award of the arbitrators or (iii) prior to the appointment and confirmation of the arbitrators, for temporary, interim or provisional equitable remedies and to service of process in any such action by registered mail, return receipt requested, or by any other means provided by law. Costs for the arbitration proceeding shall be borne equally by the parties. Each party will be responsible for paying its own attorneys' fees.

21.    COMPLETE AGREEMENT.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior discussions, documents, agreements and prior course of dealing, and shall not be effective until signed by both parties.

22.    COUNTERPARTS.

***Confidential portion omitted pursuant to a confidential treatment request submitted to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions have been provided separately to the Commission.

This Agreement may be executed in two counterparts, each of which shall be an original; but such counterparts shall together constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.


FREESHOP.COM, INC.                              ENEWS.COM, INC.


By: /s/ Tim Choate                              By: /s/ RFG
    ----------------------------                    ----------------------------
Title: President & CEO                          Title: VP Marketing & Sales
       -------------------------                       -------------------------
                                                       12/8/99




***Confidential portion omitted pursuant to a confidential treatment request submitted to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions have been provided separately to the Commission.